UNITED  STATES

SECURITIES  AND  EXCHANGE  COMMISSION

Washington, D.C. 20549

FORM  8-K

CURRENT  REPORT

PURSUANT  TO  SECTION 13 OR  15(d) OF  THE

SECURITIES  EXCHANGE  ACT  OF  1934

Date of Report (Date of earliest event reported): March 9, 2012

TRIM HOLDING GROUP

(Exact name of registrant as specified in its charter)

Nevada	333-121787	20-0937461
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

7075 Gratiot Road, Suite One Saginaw, MI	48609

(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (989) 891-0500

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

{00236000.2 }

Item 5.02              Departure of Directors or Principal Officers; Election of Directors; Appointment of  Principal Officers

On March 9, 2012, Mr. Louis Bertoli resigned from his position as Chief Financial Officer of Trim Holding Group (the “Company”), which resignation was effective on that date.  Mr. Bertoli’s resignation was not the result of any disagreement between the Company and him on any matter relating to the Company’s operations, policies or practices. Mr. Bertoli will remain in his role as the Company’s Chief Executive Officer, President, Director and Chairman.

Concurrently with Mr. Bertoli’s resignation, on March 9, 2012, the Board of Directors of the Company re-appointed Mr. Nitin Amersey to serve as the Company’s Chief Financial Officer, a position previously held by Mr. Amersey from December 2009 to April 2011, until his successor is duly appointed and qualified.  Mr. Amersey will continue to serve as a Director of the Company and as the Company’s Corporate Secretary and Treasurer.

Mr. Nitin Amersey, age 60, has over thirty-seven years of experience in international trade, marketing and corporate management. Mr. Amersey has served as a Director of the Company and as the Company’s Corporate Secretary and Treasurer since June 2009. Mr. Amersey was elected as a director of Environmental Solutions Worldwide and has served as a member of the board since January 2003. Mr. Amersey was appointed interim Chairman of the Board in May 2004 and subsequently was appointed Chairman of the Board in December 2004 and served as Chairman of ESW’s Board through to January 2010. In addition to his service as a board member of Environmental Services Worldwide, Mr. Amersey was Chairman of Scothalls Limited, a private trading firm from 1978 to 2009. Mr. Amersey has also served as President of Circletex Corp., a financial consulting management firm since 2001 and has served as chairman of Midas Touch Global Media Corp. from 2005 to the present. He is also Chairman of Hudson Engineering Industries Pvt. Ltd. and of Trueskill Technologies Pvt. Ltd., private companies domiciled in India. From 2003 to 2006 Mr. Amersey was Chairman of RMD Entertainment Group and also served during the same period as chairman of Wide E-Convergence Technology America Corp.  Mr. Amersey has a Master of Business Administration Degree from the University of Rochester, Rochester, N.Y. and a Bachelor of Science in Business from Miami University, Oxford, Ohio. Mr. Amersey graduated from Miami University as a member of Phi Beta Kappa and Phi Kappa Phi. Mr. Amersey is the sole member manager of Amersey Investments LLC. Mr. Amersey also holds a Certificate of Director Education from the NACD Corporate Director’s Institute. Mr. Amersey was the CEO of ABC Acquisition Corp 1501 from July 10, 2009 to June 1, 2010.  Since June 1, 2010, Mr. Amersey has served as the CEO of ABC Acquisition Corp 1505.  Mr. Amersey has also served as the Managing/Member of Amersey Damoder LLC.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this Report to be signed on its behalf by the undersigned thereunto duly authorized.

Trim Holding Group
(Registrant)

Date: March 9, 2012	By:	/S/ Louis Bertoli
Louis Bertoli President, Chief Executive Officer, Director and Chairman